Exhibit 99.1

Sourcefire® Announces 2007 Fourth Quarter & Full Year Results

Full Year 2007 Revenues Grow to a Record $56 Million, Over 24% from Year Ago Level; Gross Profit for 2007 Expands to 77% of Revenues from Year Ago Level of 75%

COLUMBIA, Md.--(BUSINESS WIRE)--Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in Enterprise Threat Management, today announced financial results for its fourth fiscal quarter and full year ended December 31, 2007.

Commenting on the full year results, Wayne Jackson, Sourcefire’s Chief Executive Officer stated, “Sourcefire accomplished many important milestones in 2007 including reaching our first full year of profitability, on an adjusted basis, and enhancing positive cash flow from operations while continuing to invest in future growth drivers including broadening our international footprint, increasing our investment in the Federal sector, and expanding our innovative line of best-of breed network security products.”

He continued to comment regarding the fourth quarter results, “We had a typically strong fourth quarter, highlighted by a record 44 six-figure transactions and the successful launch of our innovative 10 gigabit offering, successful both in terms of initial demand and in-field performance. During the quarter we closed 83 repeat customer product purchases and achieved new-customer wins in virtually every sector of our market.”

Financial Highlights

  Total Revenues - Revenues for the fourth quarter of 2007 were $19.3 million, compared to $16.0 million in the fourth quarter of 2006, an increase of 21%. Revenues for the twelve months ended December 31, 2007 were $55.9 million, compared to $44.9 million for the same period last year, an increase of 24%.
  Gross Profit - Gross profit for the fourth quarter of 2007 increased 23% to $14.5 million, or 75% of revenues, compared to $11.9 million, or 74% of revenues, in the fourth quarter of 2006. Gross profit for the twelve months ended December 31, 2007 increased 27% to $43.0 million, or 77% of revenues, compared to $33.9 million, or 75% of revenues, for the same period last year.
  Net Income/Loss - On the basis of generally accepted accounting principles (GAAP), the Company’s net income for the fourth quarter of 2007 was $0.8 million, compared with net income of $2.0 million in the fourth quarter of 2006. GAAP net loss for the twelve months ended December 31, 2007 was $5.6 million, compared with a GAAP net loss of $0.9 million for the same period last year. The GAAP net loss for the twelve months ended December 31, 2007 included a charge of $2.9 million for in-process research and development costs and another $1.0 million for additional source code related to the acquisition of ClamAV, with no such charges in the same period in 2006. The GAAP earnings per share effect of these ClamAV-related charges was $0.19 per share for the twelve months ended December 31, 2007.

  Net Income/Loss Attributable to Common Stockholders - GAAP net income attributable to common stockholders, which includes the accretion of our preferred stock up until the time of our initial public offering, was $0.8 million in the fourth quarter of 2007, or $0.03 per basic share, compared with GAAP net income attributable to common stockholders of $0.9 million, or $0.25 per basic share, in the fourth quarter of 2006. GAAP net loss attributable to common stockholders for the twelve months ended December 31, 2007 was $6.5 million, or a loss of $0.32 per basic share, compared with a GAAP net loss attributable to common stockholders of $4.8 million, or a loss of $1.40 per basic share, for the same period last year.
  Balance Sheet - As of December 31, 2007 total cash, cash equivalents and held to maturity investments totaled $107.0 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Sourcefire’s management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company’s core operating results. These items share one or more of the following characteristics: they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

  Adjusted Net Income/Loss - Adjusted net income, which excludes stock-based compensation expense, the charge for in-process research and development costs and the additional source code payment related to the acquisition of ClamAV and amortization of acquired intangibles, was $2.6 million, or $0.10 per basic share, in the fourth quarter of 2007, compared to an adjusted net income of $2.5 million, or $0.72 per basic share, in the fourth quarter of 2006. Adjusted net income was $1.0 million, or $0.05 per basic share, in the twelve months ended December 31, 2007, compared to an adjusted net loss of $0.1 million, or a loss of $0.04 per basic share, for the same period last year.

2007 Company Highlights

  Positioned in the Leaders Quadrant of Network Intrusion Prevention Magic Quadrant Report - Gartner, Inc. positioned the company in the Leaders Quadrant of the “Magic Quadrant for Network Intrusion Prevention System Appliances, 2H06”* report. The Magic Quadrant evaluates vendors based on their vision and ability to execute and positions them in one of the following quadrants: Leaders, Visionaries, Challengers or Niche Players.

  Launched Enterprise Threat Management (ETM) Strategy - Sourcefire is the first network security vendor to integrate four key solutions - Intrusion Prevention (IPS), Network Behavior Analysis (NBA), Network Access Control (NAC) and Vulnerability Assessment (VA) - affording customers with both efficient and effective means for defending complex networks against today's most costly threats.
  Delivered Breakthrough Real-Time User Awareness Technology - RUA enables customers for the first time to correlate threat, endpoint, and network intelligence with user identity information, equipping them to identify the source of policy breaches, attacks, or network vulnerabilities immediately. By linking network behavior, traffic, and events directly to individual users, Sourcefire RUA will also will significantly improve customers' audit controls and enhance regulatory compliance.
  Introduced Next-Generation 10 Gigabit Enterprise Threat Management Solution - announced the release of the Sourcefire 3D9800 Sensor, which is designed to meet the performance demands of 10 gigabit per second (Gbps) Ethernet networks and provides support for the latest IPv6 deployments.
  Acquired ClamAV - With nearly 1 million unique IP addresses downloading ClamAV malware updates daily across more than 120 mirrors in 38 countries, ClamAV is one of the most broadly adopted open source security projects worldwide. ClamAV is comparable in quality and coverage to leading commercial anti-virus solutions and was recently named a finalist in the “Best Tool or Utility for SysAdmins” at the Sourceforge.net 2007 Community Choice Awards.
  Engineered Sourcefire 3D™ System 4.7 - announced the availability of the Sourcefire 3D™ System version 4.7 release, affording customers with the industry's first-ever Adaptive IPS. While traditional IPS vendors have subscribed to a "one size fits all" model, the 3D System 4.7 release sets Sourcefire apart, enabling customers to optimize the security and performance of their IPS systems based on the actual network assets they are protecting.
  Integrated Sourcefire NetFlow Analysis - which extends the reach of Sourcefire's Network Behavior Analysis (NBA) solution to corners of the network where Sourcefire RNA™ (Real-time Network Awareness) Sensors do not exist.
  Expanded International Footprint - Sourcefire expanded its presence in Japan, France, Singapore, Australia, Sweden and Finland as part of a strategy to support the growing international demand for the company's innovative security solutions.
  Introduced Certified ClamAV™ - Combining open source innovation with commercial support Sourcefire is delivering the commercial responsiveness required to provide large organizations with the confidence needed to implement ClamAV for protecting their critical environments. Certified ClamAV Support subscribers will now receive the same level of expertise and rapid response that Sourcefire commercial customers enjoy today. This provides both business and government organizations with both peace of mind and the ability to satisfy procurement guidelines.

First Quarter 2008 Outlook

Based on information as of February 26, 2008, Sourcefire is establishing guidance for the first quarter of 2008 for revenue in the range of $12.0 million to $12.5 million, basic net loss per share in the range of $0.18 to $0.15 and adjusted net loss per share in the range of $0.14 to $0.11. Included in our forecast of adjusted net loss per share is stock compensation expense in the range of $775,000 to $875,000.

Conference Call and Webcast

On Wednesday, February 27, 2008 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 800-510-9661

Calling from other countries: 617-614-3452

Pass code: 21899639

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq: FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach – Discover, Determine, Defend – to securing real networks. The Sourcefire 3D™ System is the first to unify IPS, NBA, NAC and Vulnerability Assessment technologies under the same management console. This ETM approach equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

The following product categories are represented by the acronyms: Intrusion Prevention System (IPS); Network Behavior Analysis (NBA); Network Access Control (NAC); Vulnerability Assessment (VA).

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™, CLAMAV™, SOURCEFIRE SOLUTIONS NETWORK™, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

*Gartner Research “Magic Quadrant for Network Intrusion Prevention System Appliances, 2H06” by Greg Young and John Pescatore. December 22, 2006

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our financial results. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the full year of 2008 and the first quarter of 2008 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations
(amounts in thousands, except share and per share information)

	(unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
	2007	2006	2007	2006
Revenue:
Products	$13,229	$11,829	$34,332	$30,219
Technical support and professional services	6,109	4,163	21,527	14,707
Total revenue	19,338	15,992	55,859	44,926
Cost of revenue:
Products	3,714	3,509	9,523	8,440
Technical support and professional services	1,083	616	3,360	2,632
Total cost of revenue	4,797	4,125	12,883	11,072

Gross profit	14,541	11,867	42,976	33,854

Operating expenses:
Research and development	3,826	2,278	11,902	8,612
Sales and marketing	7,297	6,140	25,860	20,652
General and administrative	3,311	1,430	10,599	5,017
Depreciation and amortization	472	318	1,649	1,230
In-process research and development		-	2,947	-
Total operating expenses	14,906	10,166	52,957	35,511
Loss from operations	(365)	1,701	(9,981)	(1,657)
Other income (expense):
Interest and investment income	1,314	311	4,665	784
Interest expense	-		(35)	(87)
Other income (expense)	(17)	39	(26)	95
Total other income (expense)	1,297	350	4,604	792
Income (loss) before income taxes	932	2,051	(5,377)	(865)
Income tax expense	(124)	(67)	(244)	(67)
Net income (loss)	808	1,984	(5,621)	(932)
Accretion of preferred stock	-	(1,132)	(870)	(3,819)
Net income (loss) attributable to common stockholders	$808	$852	$(6,491)	$(4,751)

Net income (loss) attributable to common stockholders per share:
Basic	$0.03	$0.25	$(0.32)	$(1.40)
Diluted	$0.03	$0.04	$(0.32)	$(1.40)

Weighted average shares outstanding used in computing per share amounts:
Basic	24,561,490	3,477,440	20,434,792	3,389,527
Diluted	26,440,494	19,951,452	20,434,792	3,389,527

Note: Compensation cost under SFAS 123(R) for the three and twelve months ended December 31, 2007 and 2006 is included in the consolidated Statements of Operations as follows (in thousands):
(unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
	2007	2006	2007	2006

Cost of sales (product)	$7	$2	$22	$2
Cost of sales (services)	18	2	69	2
Stock-based compensation expense included in cost of sales	25	4	91	4

Research and development	151	97	408	140
Sales and marketing	256	247	1,011	367
General and administrative	304	177	1,136	295
Stock-based compensation included in operating expenses	711	521	2,555	802
Total stock-based compensation	$736	$525	$2,646	$806

Sourcefire, Inc.
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	(unaudited)
	December 31	December 31
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$33,071	$13,029
Held-to-maturity investments	69,816	12,385
Accounts receivable, net allowance for doubtful accounts of $160 in 2007 and $166 in 2006	20,689	16,507
Inventory	4,863	2,099
Prepaid expenses and other current assets	2,651	919
Total current assets	131,090	44,939

Property and equipment, net	4,041	2,546
Intangible assets, net of accumulated amortization of $42 in 2007 and $0 in 2006	592	-
Held-to-maturity investments, less current portion	4,140	908
Restricted cash	1,000	-
Other assets	815	1,559
Total assets	$141,678	$49,952

Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	5,930	3,081
Accrued compensation and related expenses	3,151	1,783
Other accrued expenses	1,458	1,312
Current portion of deferred revenue	18,417	11,735
Current portion of long-term debt	-	675
Other current liabilities	832	501
Total current liabilities	29,788	19,087

Deferred revenue, less current portion	2,610	2,380
Long-term debt, less current portion	-	637
Other long-term liabilities	86	-
Total liabilities	32,484	22,104
Commitments and contingencies
Series A convertible preferred stock, $0.001 par value; 2,495,410 shares authorized at December 31, 2006, 2,475,410 shares issued and outstanding at December 31, 2006; aggregate liquidation preference of $14,093 at December 31, 2006, no shares authorized, issued or outstanding at December 31, 2007	-	10,308
Warrants to purchase Series A convertible preferred stock	-	25
Series B convertible preferred stock, $0.001 par value; 7,132,205 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $19,947 at December 31, 2006; no shares authorized, issued or outstanding at December 31, 2007	-	14,265
Series C convertible preferred stock, $0.001 par value; 5,404,043 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $26,050 at December 31, 2006; no shares authorized, issued or outstanding at December 31, 2007	-	18,270
Series D convertible preferred stock, $0.001 par value; 3,264,449 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $29,847 at December 31, 2006; no shares authorized, issued or outstanding at December 31, 2007	-	23,879
Total convertible preferred stock	-	66,747
Stockholders' equity (deficit):
Common stock, $0.001 par value; 240,000,000 shares authorized; 24,642,433 and 3,491,764 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	24	3
Additional paid-in capital	153,693	-
Accumulated deficit	(44,523)	(38,902)
Total stockholders' equity (deficit)	109,194	(38,899)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$141,678	$49,952

Sourcefire, Inc.
Consolidated Statements of Cash Flows
(amounts in thousands)
	(unaudited)
	Twelve Months Ended December 31
	2007	2006
Operating activities
Net loss	$(5,621)	$(932)
Adjustments to reconcile net loss to net cash provided by (used in)operating activities:
Depreciation and amortization	1,678	1,261
Provision for doubtful accounts	(126)	55
Stock-based compensation	2,646	806
Amortization of (premium) discount on held-to-maturity investments	(1,441)	(81)
Write-off of acquired in-process research and development costs	2,947	-
Changes in operating assets and liabilities:
Accounts receivable	(4,056)	(3,645)
Inventory	(2,764)	(344)
Prepaid expenses and other assets	(2,027)	(238)
Accounts payable	2,849	901
Accrued expenses	1,514	681
Deferred revenue	6,912	3,520
Other liabilities	417	84
Net cash provided by operating activities	2,928	2,068

Investing activities
Purchase of property and equipment	(3,131)	(1,285)
Purchase of held-to-maturity investments	(125,154)	(13,207)
Proceeds from maturities of held-to-maturity investments	65,932	2,000
Cash paid for acquisition of ClamAV, including direct acquisition cost of $81	(3,581)	-
Cash held in escrow related to acquisition of ClamAV	(1,000)	-
Net cash used in investing activities	(66,934)	(12,492)

Financing activities
Borrowings of long-term debt	113	887
Repayments of long-term debt	(1,425)	(565)
Proceeds from issuance of Series D Redeemable Convertible Preferred Stock, net of offering costs	-	22,921
Proceeds from issuance of common stock, net of underwriters' discount of $6,495	86,288	-
Proceeds from exercise of stock options	333	143
Excess tax benefits relating to share-based payments	106	-
Payment of equity offering costs	(1,367)	(1,039)
Net cash provided by financing activities	84,048	22,347
Net increase in cash and cash equivalents	20,042	11,923
Cash and cash equivalents at beginning of period	13,029	1,106
Cash and cash equivalents at end of period	$33,071	$13,029
Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
(amounts in thousands, except share and per share information)

	Three Months Ended December 31		Twelve Months Ended December 31
	2007	2006	2007	2006
Reconciliation to adjusted net income (loss):
Net income (loss)	808	1,984	(5,621)	(932)
Stock-based compensation expense	736	525	2,646	806
In-process research and development	-	-	2,947	-
Expense for additional source code regarding ClamAV	1,000	-	1,000	-
Amortization of acquired intangibles	32	-	42	-
Adjusted net income (loss)	$2,576	$2,509	$1,014	$(126)

Adjusted net income (loss) per share - basic	$0.10	$0.72	$0.05	$(0.04)
Adjusted net income (loss) per share - diluted	$0.10	$0.13	-	-

Weighted average number of shares - basic	24,561,490	3,477,440	20,434,792	3,389,527
Weighted average number of shares - diluted	26,440,494	19,951,452	-	-

CONTACT:
Sourcefire, Inc.
Investor Contact:
Tania Almond, Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com
or
Media Contact:
Welz & Weisel Communications
Tony Welz, Principal
703-218-3555 x226
tony@w2comm.com